Execution Version

AMENDMENT TO CUSTODY AGREEMENT

This Amendment, dated as of October 9, 2023 and effective as of September 29, 2023 (the "Amendment"), is entered into by and between, STATE STREET BANK AND TRUST COMPANY, (the "Custodian") and TEXAS CAPITAL FUNDS TRUST, a Delaware statutory trust (the "Client")

WHEREAS, the Custodian and the Client entered into a Custody Agreement effective as of June 21, 2023 (the "Agreement"); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Section 1 of the preamble to the Agreement is hereby deleted in its entirety and replaced with the following:

"(1) Each management investment company, including any series thereof, identified on Appendix A (the "Client"); and"

2.	In accordance with Section 29.15.2 of the Agreement, Client hereby requests that the Custodian act as custodian for its new series "Texas Capital Government Money Market Fund", as a Client under the terms of the Agreement.

3.	Appendix A to the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

4.	The Client hereby confirms, as of the date set forth above, its representations and warranties set forth in Section 26 of the Agreement.

5.	The Custodian and the Client hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

6.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
7.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

TEXAS CAPITAL FUNDS TRUST

By: /s/ Edward Rosenberg

Name: Edward Rosenberg
Title: President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Scott Shirrell

Name: Scott Shirrell

Title: Managing Director

Appendix A

List of Client Entities

Texas Capital Funds Trust

Texas Capital Government Money Market Fund

Texas Capital Texas Equity Index ETF